UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2023

Sparx Holdings Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56315	92-3402117
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

780 Reservoir Avenue #123 Cranston, RI	02910
(address of principal executive offices)	(zip code)

401-830-9878
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

EXPLANATORY NOTE:

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K of Sparx Holdings Group, Inc. filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 29, 2023 and accepted at 13:30:16 (the “Original Form 8-K”). The Original Form 8-K reported that Cassandra DeNunzio became substitute member of NVC Holdings, LLC when in fact Sparx Holdings, LLC became substitute member of NVC Holdings, LLC. Except as set forth below, the Original Form 8-K is unchanged.

Item 8.01  Other Events

On December 29, 2023, NVC Holdings, LLC (“NVC”), a Wyoming Limited Liability Company which is our control shareholder entered into an Assignment and Transfer Of Membership Interest (“Assignment Agreement”) by and among Mr. Thomas DeNunzio, (“Assignor”), Member of NVC Holdings, Sparx Holdings, LLC, a Wyoming Limited Liability Company (the “Assignee”) solely owned by Cassandra DeNunzio, and Jeffrey DeNunzio, Managing Member of NVC, collectively (the “Parties”). Upon execution of the Assignment Agreement, Mr. Thomas DeNunzio resigned as Member and Sparx Holdings, LLC became substitute member of NVC. Mr. Jeffrey DeNunzio remained Managing Member. The transaction was completed for estate planning reasons by Mr. Thomas DeNunzio and is not deemed to be a change in control since NVC maintains the same voting control in Sparx Holdings Group, Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Sparx Holdings Group, Inc.

Dated: January 3, 2024	/s/ Cassandra DeNunzio
By: Cassandra DeNunzio Chief Executive Officer